UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2014

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2014, Advanced Micro Devices, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 25, 2014 (the “Proxy”):

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non- Votes
Bruce L. Claflin	306,927,929	5,263,514	932,255	270,575,797
W. Michael Barnes	306,913,088	5,227,399	983,211	270,575,797
John E. Caldwell	305,070,214	7,072,788	980,696	270,575,797
Henry WK Chow	307,604,394	4,504,638	1,014,666	270,575,797
Nora M. Denzel	307,574,327	4,550,724	998,647	270,575,797
Nicholas M. Donofrio	305,019,416	7,116,485	987,797	270,575,797
Martin L. Edelman	308,596,428	3,481,279	1,045,991	270,575,797
John R. Harding	307,661,538	4,426,311	1,035,849	270,575,797
Michael J. Inglis	307,595,067	4,499,464	1,029,167	270,575,797
Rory P. Read	309,097,508	3,272,336	753,854	270,575,797
Ahmed Yahia	308,500,827	3,724,078	898,793	270,575,797

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2014.

For	Against	Abstain	Broker Non-Votes
568,131,948	10,991,820	4,575,727	—

Proposal No. 3: Approval of the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan. The Company’s stockholders approved the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
291,863,179	20,064,149	1,196,370	270,575,797

Proposal No. 4: Approval on a Non-Binding, Advisory Basis of the Compensation of the Named Executive Officers (“Say-on-Pay”). The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
221,931,070	89,710,893	1,481,735	270,575,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary